Registration No. 333-________
 As filed with the Securities and Exchange Commission on October 10, 1997

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  -----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                                 CARSON, INC.
            (Exact Name of Registrant as Specified in its Charter)
     Delaware                                                06-142-8605
(State of Incorporation)                                    (IRS Employer
                                                        Identification No.)
                           64 Ross Road
                      Savannah, Georgia 31405

             (Address of Principal Executive Offices)
                         ----------------

                           Carson, Inc.
                   1996 Long-Term Incentive Plan
                     (Full Title of the Plan)
                         ----------------
Dr. Leroy Keith                            Copies to:
Chairman of the Board                      Lawrence Lederman, Esq.
  and Chief Executive Officer              Arnold B. Peinado, III, Esq.
CARSON, INC.                               Milbank, Tweed, Hadley & McCloy
64 Ross Road                               1 Chase Manhattan Plaza
Savannah, Georgia  31405                   New York, New York  10005
(912) 651-3400                             (212) 530-5000

(Name, Address and Telephone
 Number of Agent for Service)
                                                 ----------------

                                          CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed Maximum Amount of
Title of Securities Amount to be   Maximum Offering  Aggregate Offering Registra
 to be Registered   Registered(1) Price Per Share(2)       Price        tion Fee
================================================================================
--------------------------------------------------------------------------------
   Class A
Common Stock
par value $.01    600,000 shares       $6,225,000        $10.3750     $1,886.36
 per share)
================================================================================

(1) Pursuant to Rule 457(h)(1) of the Securities and Exchange Commission under the Securities Act of 1933, the amount of the registration fee has been computed with respect to the maximum number of shares issuable under the plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices reported on the New York Stock Exchange Composite Transactions Tape on October 8, 1997.



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PART I

Item 1.  Plan Information

                  This Registration Statement relates to the registration of 600,000 shares of Class A Common Stock, $.01 par value per share, of CARSON, INC. (the "Registrant") awarded under the Carson, Inc. 1996 Long-Term Incentive Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

Item 2.  Registrant Information and Employee Plan Annual Information

                  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Carson, Inc., 64 Ross Road, Savannah, Georgia 31405 (telephone: 912-651-3400).



Part II

Item 3.  Incorporation of Documents by Reference

                  The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

               (a) The Registrant's Transition Report on Form 10-K/A for the fiscal period from April 1, 1996 to December 31, 1996.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997; and the Registrant's Current Report on Form 8-K/A3 dated October 9, 1997

                  (c) The description of the Common Stock of the Registrant contained in the Registration Statement on Form S-1, and amendments thereto (Commission File No. 333- 10191), filed by the Registrant under the Securities Act of 1933 with the SEC on August 15, 1996 and incorporated by reference into the Registration Statement on Form 8-A

                                      2

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     (Commission  File No.  00112271) filed by the Registrant on October 7, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interest of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law, inter alia, generally empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expense (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written

                                                         3

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     opinion that  indemnification  is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as a director. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent conduct). This provision does not exonerate the directors from liability under Federal securities laws nor does it limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Delaware Law, indemnify its officers and directors against liabilities, cost and expenses as provided by Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

                  Not applicable.

Item 8.  List of Exhibits

         3.1 Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S- 1, as amended (Commission File No. 333-10191), filed under the Securities Act of 1933, as amended, with the Commission on August 15, 1996.)

         3.2 Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-10191), filed under the Securities Act of 1933, as amended, with the Commission on August 15, 1996.)


                                                         4

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     4.1 Carson, Inc. 1996 Long-Term Incentive Plan.  (Incorporated by reference to Exhibit 10.13 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-10191), filed under the Securities Act of 1933, as amended, with the Commission on August 15, 1996.)

     5 Opinion of Milbank, Tweed, Hadley & McCloy as to the legality of the Common Stock registered hereby.

     23.1 Consent of Milbank, Tweed, Hadley & McCloy (contained in the opinion included as Exhibit 5).

     23.2 Consent of Deloitte & Touche LLP

     24 Powers of Attorney (included on signature pages).

Item 9.  Undertakings

                  The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration
                                                         5

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     Statement or any material change to such  information in this  Registration
Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unallocated at the termination of the Plan;

                  4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES



                  Pursuant to the requirements of the Securities Act of 1933, CARSON, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Savannah, Georgia on the 9th day of October, 1997.



                                  CARSON, INC.



                                               By:  /s/ Dr. Leroy Keith
                                                    ---------------------------
                                                    Dr. Leroy Keith
                                                    Chairman of the Board
                                                    and Chief Executive Officer



                  Each person whose individual signature appears below hereby makes, constitutes and appoints Dr. Leroy Keith to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 9, 1997 by the following persons in the capacities indicated:






                                                         7

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           Name                                        Title


/s/ Dr. Leroy Keith
-------------------                          Chairman of the Board, Director
Dr. Leroy Keith                                  and Chief Executive Officer


/s/ Joyce M. Roche
-------------------                             Director; President;
Joyce M. Roche                                    Chief Operating Officer


/s/ Dennis E. Smith
-------------------                              Director; Executive Vice
Dennis E. Smith                                   President of Sales


/s/ Lawrence E. Bathgate, II
----------------------------                        Director
Lawrence E. Bathgate, II


/s/ Abbey J. Butler
----------------------------                         Director
Abbey J. Butler


/s/ Suzanne DePasse
----------------------------                         Director
Suzanne DePasse


/s/ Melvyn J. Estrin
----------------------------                         Director
Melvyn J. Estrin


/s/ James L. Hudson
----------------------------                         Director
James L. Hudson


/s/ John L. Sabre
---------------------------                          Director
John L. Sabre


/s/ Vincent A. Wasik
---------------------------                          Director
Vincent A. Wasik


/s/ Robert W. Pierce
---------------------------                  Executive Vice President of Finance
Robert W. Pierce                              and Chief Financial Officer
                                             (principal financial and accounting
                                              officer)

                                                         8

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                                                   EXHIBIT INDEX



Exhibit
  No.          Document
-------   ----------------------------------------------------------------------

3.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333- 10191), filed with the SEC on August 15, 1996)

3.2 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-10191), filed with the SEC on August 15,
          1996)

4.1 Carson, Inc. 1996 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.13 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 333-10191), filed with the SEC on August 15, 1996)

5         Opinion of Milbank, Tweed, Hadley & McCloy

23.1      Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5)

23.2      Consent of Deloitte & Touche LLP

23.3      Consent of Price Waterhouse LLP

23.4      Consent of Coopers & Lybrand LLP

24        Powers of Attorney (included in the Signature Page)


                                                  9

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